UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
_________________________________

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): February 11, 2026

NUVVE HOLDING CORP.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-40296	86-1617000
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2488 Historic Decatur Road, Ste 200	San Diego,	California	92106
(Address of Principal Executive Offices)			(Zip Code)
Registrant’s telephone number, including area code: (619) 456-5161

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbols	Name of each exchange on which registered
Common Stock, Par Value $0.0001 Per Share	NVVE	The Nasdaq Stock Market LLC
Warrants to Purchase Common Stock	NVVEW	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.        ☐

Item 1.02. Termination of a Material Definitive Agreement

On February 11, 2026, Nuvve Holding Corp. (the “Company”) determined that the master services agreement, dated May 14, 2024 (the “Agreement”), by and between the Company and Fresno Economic Opportunities Commission (the “FEOC”) had been effectively terminated and provided notice to the FEOC of costs and amounts owed to the Company in connection with the termination. As previously disclosed, the Agreement outlined the general scope of work, timeline, and pricing pursuant to which the Company was to provide services and materials to the FEOC in connection with the FEOC’s fleet electrification program. The total possible estimated fees and expenses payable to the Company by FEOC for services and materials provided in relation to the project under the Agreement was approximately $15.7 million. The termination followed extensive discussions between the Company and the FEOC regarding the Agreement and the FEOC’s willingness to continue pursuing its fleet electrification project. Despite the Company’s substantial efforts to accommodate the FEOC’s requests and procuring multiple alternative options to fulfill certain funding obligations under the Agreement, the FEOC was unwilling to move forward with the project. The Company disputes whether the FEOC properly terminated the Agreement pursuant to its terms and has reserved its rights with respect thereto. However, as a practical matter, the Company no longer reasonably believes that the business relationship contemplated by the Agreement will continue.

The Company is currently in negotiations with the FEOC to determine the amount of costs and fees owed to the Company for services provided prior to the date of termination, as it is entitled to under the Agreement. There can be no assurance as to the amount the Company will ultimately receive from the FEOC for services provided under the Agreement prior to the date of termination.

Item 9.01. Financial Statements and Exhibits.
(d)Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 13, 2026

NUVVE HOLDING CORP.

By:	/s/ Gregory Poilasne
Gregory Poilasne
Chief Executive Officer
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